SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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DYNAMIC VENTURES INC.
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

Dynamic Ventures Inc.
1820 Fulton Avenue
West Vancouver, British Columbia, Canada V7V 1S9

To the Stockholders of Dynamic Ventures Inc.:

Notice is hereby given to holders ("Stockholders") of common stock (the "Common Stock") of Dynamic Ventures Inc., a Washington corporation (the "Company") that the annual meeting (the "Meeting") of the Company will be held at the Boardroom of Clark, Wilson, Barristers & Solicitors, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, Canada, on the 25th day of June, 2001, at 1:00 p.m. (Vancouver time) for the following purposes:

(i) to elect Eric Boehnke to the Board of Directors of the Company for a one year term or until his successor is duly elected or qualified; and

(ii) to appoint Manning Elliott as the Company's independent auditors for the ensuing year.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

The Board of Directors have fixed the close of business on May 31, 2001 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about June 5, 2001 to all Stockholders of record as of the Record Date and is accompanied by a copy of our annual report on Form 10-KSB for the year ended December 31, 2000, which includes our audited financial statements. Your attention is directed to the enclosed information statement.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ELECTION OF DIRECTORS OF THE COMPANY AND THE APPOINTMENT OF INDEPENDENT AUDITORS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

Voting Securities

The Company is currently authorized to issue the following class of authorized voting securities:
Class	Number of Shares in Class Authorized To Be Issued	Number of Shares of Class Issued As Of Record Date[1]	Number of Votes Per Share
Common Stock	100,000,000	8,600,000	one
Preferred Stock	20,000,000	Nil	Nil

1. The Record Date for the purpose of giving notice to the shareholders has been established as May 31, 2001.

DIRECTORS

The following table sets out the person for election at the Meeting by the Stockholders. He is currently the sole director and officer of the Company and, if elected, will serve until the next annual meeting of Stockholders and until his successor(s) is/are elected and qualified, or until his earlier death, retirement, resignation or removal. Following the table is a brief description of the business experience of the sole director during the past five years, and an indication of directorships held by him in other companies subject to the reporting requirements under the federal securities laws.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Eric Boehnke	President, Secretary, Treasurer and Director	35	April 10, 2000

The background and experience of the Company's sole director is as follows:

Eric Boehnke, President, Secretary, Treasurer and Director - Mr. Boehnke is the president and a director of Big Sky Management Ltd., a private company principally involved with providing corporate finance and administrative management services to private and public companies. He has held these offices since 1997. Projects for Big Sky Management include Pacific Mountain Brewing for which he brokered a private placement in 1998 to finance building of a specialty malt facility in the province of Alberta; City Light Brewing Company, for which he raised $1.4 million US through a merchant bank in 1999, and in 2000 researched, developed and positioned key people in regards to the building of a new brewpub in the International Village complex; and Wineshares International Ltd., for which he arranged $500,000 US in 1999, a large portion of which was in the form of a bridge loan. Since May 2000, he has also served as president and director of Vendin One Capital Corp., a company incorporated in the Yukon Territories that is registering its securities on the Canadian Venture exchange.

Since April, 2000, Mr. Boehnke has also served as the sole director and officer of K-2 Logistics.com Inc., a reporting company under the Securities Exchange Act of 1934. K-2 Logistics is a blank check company: its business plan is to merge with or acquire a business entity in exchange for its securities.

From February, 2000 through April 20, 2000, Mr. Boehnke served as the president and a director of Hiking Adventures Inc., an OTC bulletin board company under the symbol "HKAD", now known as IQROM Communications Inc. ("IQCO"). During his tenure as president, Mr. Boehnke oversaw the acquisition by Hiking Adventures of IQROM Communications Inc., a high tech company focusing on the production of multi-media CD-Roms. Hiking Adventures and IQROM merged in a transaction known as a reverse takeover. In a reverse takeover, the shareholders of an acquired company generally end up owning all or most of the resulting combined company, and the resulting company is engaged in a business different from that of the company which ceases to exist. IQROM is engaged in a different business than Hiking Adventures, and Hiking Adventures has ceased to exist. During Mr. Boehnke's tenure, Hiking Adventures lacked any material operations or revenues. As part of the acquisition, IQROM arranged for a private placement of US$12,000,000 to help the company expand its existing operations in Europe and into the North American market. Mr. Boehnke's duties included review of the private placement documents and share issuances for compliance with applicability laws and regulations.

From March 2000 through June 2000, Mr. Boehnke served as president and director of Anthem Recording West now Udate.com Ltd, an OTCBB company that trades under the symbol "UDAT". Anthem and Udate.com also merged in a reverse takeover. Udate.com is engaged in a different business than Anthem, and Anthem has ceased to exist. During Mr. Boehnke's tenure, Anthem lacked any material operations or revenues. From 1996 through 1999, Mr. Boehnke was the owner and operator of Mescalero, a popular Vancouver restaurant. His responsibilities included managing a staff of 25-35 people, developing capital budgets for expansion, new marketing plans, formulating systems to control costs and structuring a core management team to oversee the business. Over a period of three years, the business developed a catering company that worked hand in hand with the business and increased sales from $1.1 million per annum to $1.4 million per annum. From 1992 through 1994, Mr. Boehnke was employed by AMF Capital Corp., a venture capital company whose mandate was to raise funds for public trading companies on various exchanges. Mr. Boehnke's responsibilities included selecting projects for the company, acting as liaison between the executives and potential investors, as well as working with the market makers.

Meetings of the Board of Directors and Standing Committees

All actions by the Board of Director's for the fiscal year ended December 31, 2000 were conducted by way of written consent resolution.

For the fiscal year ended December 31, 2000, there were no standing committees of the Board of Directors.

COMPENSATION OF DIRECTORS

Director Compensation

We did not pay director's fees or other cash compensation for services rendered as a director in the year ended December 31, 2000.

We have no formal plan for compensating our directors for their service in their capacity as directors although such directors are expected to receive in the future options to purchase shares of Common Stock as awarded by our Board of Directors or (as to future options) a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated below, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of the Board of Directors. Other than agreements discussed above, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options and bonuses may be granted at the discretion of our Board of Directors.

There were no stock options granted by the Company during the fiscal year ended December 31, 2000.

EXECUTIVE COMPENSATION

Remuneration of Directors and Executive Officers

The following table sets forth the compensation paid to the Chief Executive Officer and other Executive Officers and key persons earning over $100,000 in total annual salary and bonus, for all services rendered in all capacities to the Company, for the fiscal year ended December 31 2000:
SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen-sation	Restricted Stock Award	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compen-sation
Eric Boehnke President & CEO	2000	$12,000(1)	-	-	-	-	-	-

(1) From May 1, 2000 to December 31, 2000, Big Sky Management Ltd., a company wholly-owned and controlled by Mr. Boehnke, was paid $1,500 per month for management fees. Since February 1, 2001, Big Sky was paid $5,000 per month for management fees.

Option Grants in Last Fiscal Year

There were no stock options granted by the Company during the fiscal year ended December 31, 2000 to the Chief Executive Officer.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no stock option exercises by the Chief Executive Officer during the fiscal year ended December 31, 2000.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We do not currently have written employment agreements or termination or change in control arrangements with our executive officers. Our officers provide us with professional and management services and receive monthly fees of up to $5,000 to our officer which is paid to a private corporation owned by the officer.

Market for the Company's Stock and Related Stockholder Matters

Effective May 16, 2001 our shares of Common Stock were accepted for quotation on the National Association of Securities Dealers over-the-counter Bulletin Board electronic quotation service (OTC-BB) under the symbol "DYVW". Our CUSIP number is 268026 10 1.

As of May 31, 2001, there were 8,600,000 shares of Common Stock outstanding, held by 36 shareholders of record.

To date we have not paid any dividends on its Common Stock and does not expect to declare or pay any dividends on its Common Stock in the foreseeable future. Payment of any dividends will depend upon the Company's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

Principal Shareholders and Security Ownership of Management

Beneficial Ownership

As used in this section, the term "beneficial ownership" with respect to a security is defined by Regulation 228.403 under the Securities Exchange Act of 1934, as amended, as consisting of: (1) any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power (which includes the power to vote, or to direct the voting of such security) or investment power (which includes the power to dispose, or to direct the disposition of, such security); and (2) any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

Each person has sole voting and investment power with respect to the shares of our Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the Common Stock, except as otherwise indicated. As of the Record Date, we had a total of 8,600,000 shares of our Common Stock ($0.0001 par value per Common Stock) issued and outstanding.

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be a beneficial owner of more than 5% of our Common Stock, and by our sole director and officer.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Eric Boehnke President, Secretary, Treasurer & Director 1820 Fulton Avenue West Vancouver, BC, Canada V7V 1S9	4,600,000	53.49%
Distinct Holdings Ltd. c/o 3081 - 3rd Avenue Whitehorse, Yukon, Canada Y1A 4Z7	1,000,000	11.62%
KET Investments Ltd. 980 13th Street Kamloops, BC, Canada V2B 3C9	680,000	7.90%
Directors and Officers as a Group (1 individual)	4,600,000	53.49%

(1) Based on 8,600,000 shares of Common Stock issued and outstanding as of May 31, 2001. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. With respect to 5% shareholders, the information for the above table was derived from a registered shareholders list as provided by the transfer agent as of May 31, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions during the year ended December 31, 2000 in which the amount involved exceeds $60,000, and in which, to its knowledge, any of our directors, officers, 5% beneficial security holder, or any member of the immediate family of such persons has had or will have a direct or indirect material interest.

Compliance with Section 16(a) of the Securities Act

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of Common Stock and other equity securities of the Company, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner, with the exception of the following:
Name	Number of Late Reports	Number of Transactions not Reported on a Timely Basis	Failure to File
Eric Boehnke	2(1)	2(1)	Nil
Distinct Holdings Ltd.	2(2)	2(2)	Nil

(1) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 3 - Initial Statement of Beneficial Ownership and a late Schedule 13D when the Company's Form SB-2 Registration Statement became effective.

(2) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 3 - Initial Statement of Beneficial Ownership and a late Schedule 13D upon acquiring greater than 10% of the issued and outstanding common shares of the Company.

APPOINTMENT OF AUDITORS

The Stockholders will be voting for the appointment of Manning Elliott, Chartered Accountants, as our auditors to hold office until the next annual meeting of the Company. Manning Elliott were first appointed auditors for the Company on April 10, 2000.

Financial and Other Information

Attention is directed to the financial statements contained in the Company's Annual Report for the year ended December 31, 2000. A copy of the Annual Report has been sent, or is concurrently being sent, to all stockholders of record as of May 31, 2001.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Eric Boehnke

Eric Boehnke

President

June 4, 2001